Exhibit 99.1

For Immediate Release

Contact:  Caspar Tudor, Head of Investor Relations – (508) 482-2429

Waters Corporation (NYSE: WAT) Reports Third Quarter 2023 Financial Results

Highlights

•	Sales of $712 million grew less than 1% as reported and declined 4% in organic constant currency

•	Low single-digit organic constant currency growth outside of China, led by mid-single-digit pharma growth

•	Wyatt acquisition continued its strong start, adding 4% to sales

•	On a GAAP basis, EPS was $2.27 and operating income margin was 25.2%

•	Non-GAAP EPS grew 8% to $2.84, as gross margin expanded 240 basis points and adjusted operating income margin expanded 380 basis points, driven by operational excellence

Milford, Mass., November 7, 2023 - Waters Corporation (NYSE: WAT) today announced its financial results for the third quarter of 2023.

Sales for the third quarter of 2023 were $712 million, which grew less than 1% as reported, compared to sales of $709 million for the third quarter of 2022. In organic constant currency, sales declined 4%, with better-than-expected growth for pharmaceutical applications in the U.S. and Europe and weaker-than-expected overall performance in China. The impact of the Wyatt acquisition increased sales by 4%. Currency translation had minimal impact on sales for the quarter, which was adverse to our expectations.

On a GAAP basis, diluted earnings per share (EPS) for the third quarter of 2023 was $2.27, compared to $2.60 for the third quarter of 2022. On a non-GAAP basis, EPS was $2.84, compared to $2.64 for the third quarter of 2022. This includes a headwind of approximately 1% due to unfavorable foreign exchange.

“Our team has demonstrated its continued strength in execution and excelled operationally, delivering strong results despite very challenging market conditions,” said Dr. Udit Batra, President & CEO, Waters Corporation. “U.S. and Europe pharma growth was again solid in the quarter and exceeded our expectations. However, China fell below our expectations as weakness moved beyond pharma into the industrial and academic and government segments.”

Dr. Batra continued, “We are thrilled with the continued strong start to the Wyatt acquisition, which contributed 4% sales growth in the quarter. We have also continued to launch innovative new products, further differentiating our revitalized portfolio in the attractive end-markets that we serve.”

Third Quarter 2023

During the third quarter of 2023, sales into the pharmaceutical market increased 4% as reported and decreased 2% in organic constant currency, sales into the industrial market decreased 6% as reported and 8% in organic constant currency, and sales into the academic and government markets increased 3% as reported and decreased 3% in organic constant currency.

During the quarter, instrument system sales decreased 5% as reported and 13% in organic constant currency, while recurring revenues, which represent the combination of service and precision chemistries, increased 6% as reported and 4% in organic constant currency.

Geographically, sales in Asia during the quarter decreased 15% as reported and 12% in organic constant currency (with China sales declining double-digits). Sales in the Americas increased 7% as reported and were flat in organic constant currency (with U.S. sales growing 7% as reported and declining 2% in organic constant currency). Sales in Europe increased 15% as reported and 3% in organic constant currency.

Year-To-Date 2023

Sales for the first nine months of 2023 were $2,137 million, an increase of 1% as reported, compared to sales of $2,113 million for the first nine months of 2022. Currency translation decreased sales by approximately 2% in the first nine months of 2023, while the impact of the Wyatt acquisition increased sales by 2%, resulting in flat organic constant currency sales growth.

On a GAAP basis, EPS for the first nine months of 2023 was $7.19, compared to $7.94 for the first nine months of 2022. On a non-GAAP basis, EPS was $8.13, compared to $8.20 for the first nine months of 2022. This includes a headwind of approximately 3% due to unfavorable foreign exchange.

For the first nine months of 2023, sales into the pharmaceutical market decreased 2% as reported and 3% in organic constant currency, sales into the industrial market increased 1% as reported and 2% in organic constant currency, and sales into the academic and government markets increased 20% as reported and 19% in organic constant currency.

For the first nine months of 2023, instrument system sales decreased 4% as reported and 6% in organic constant currency, while recurring revenues increased 5% as reported and 6% in organic constant currency.

Geographically, sales in Asia for the first nine months of 2023 decreased 8% as reported and 4% in organic constant currency (with China sales declining double-digits). Sales in the Americas increased 6% as reported and 2% in organic constant currency (with U.S. sales growing 5% as reported and 1% in organic constant currency). Sales in Europe increased 9% as reported and 5% in organic constant currency.

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

Full-Year and Fourth Quarter 2023 Financial Guidance

Full-Year 2023 Financial Guidance

The Company now expects full-year 2023 organic constant currency sales growth to decline in the range of -2% to -1%. Currency translation is expected to decrease full-year organic sales growth by approximately 1.5%. The Wyatt transaction is expected to increase full-year reported sales growth by approximately 2.5%. The resulting full-year 2023 reported sales growth is expected in the range of -1% to flat.

The Company is updating its full-year 2023 non-GAAP EPS guidance to now be in the range of $11.65 to $11.75, which includes an estimated headwind of approximately 3.5% due to unfavorable foreign exchange.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full-year.

Fourth Quarter 2023 Financial Guidance

The Company expects fourth quarter 2023 organic constant currency sales growth to decline in the range of -8% to -5%. Currency translation is expected to decrease fourth quarter sales growth by approximately 1.5%. The Wyatt transaction is expected to increase fourth quarter reported sales growth by approximately 3.5%. The resulting fourth quarter 2023 reported sales growth is expected in the range of -6% to -3%.

The Company expects fourth quarter 2023 non-GAAP EPS in the range of $3.52 to $3.62, which includes an estimated headwind of approximately 5% due to unfavorable foreign exchange.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the fourth quarter.

Conference Call Details

Waters Corporation will webcast its third quarter 2023 financial results conference call today, November 7, 2023, at 8:00 a.m. Eastern Time. To listen to the call and see the accompanying slide presentation, please visit www.waters.com, select “Investors” under the “About Waters” section, navigate to “Events & Presentations,” and click on the “Webcast.” A replay will be available through November 21, 2023 on the same website by webcast and also by phone at (866) 407-9243.

About Waters Corporation

Waters Corporation (NYSE: WAT), a global leader in analytical instruments and software, has pioneered chromatography, mass spectrometry, and thermal analysis innovations serving the life, materials, and food sciences for over 60 years. With approximately 8,000 employees worldwide, Waters operates directly in 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as organic constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and adjusted free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to, expectations or ability to realize commercial success subsequent to the completion of the Wyatt transaction; the impact of this transaction on the Company’s business, anticipated progress on Waters’ research programs, development of new analytical instruments and associated software or consumables, manufacturing development and capabilities;

the increased indebtedness of the Company as a result of the Wyatt transaction, the repayment of which could impact the Company’s future results, market prospects for its products and sales and earnings guidance; foreign currency exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results, particularly when a foreign currency weakens against the U.S. dollar; current global economic, sovereign and political conditions and uncertainties, including the effect of new or proposed tariff or trade regulations; changes in inflation and interest rates; the impacts and costs of war, in particular as a result of the ongoing conflict between Russia and Ukraine and in the Middle East, and the possibility of further escalation resulting in new geopolitical and regulatory instability; the United Kingdom’s exit from the European Union and the Chinese government’s ongoing tightening of restrictions on procurement by government-funded customers; the Company’s ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions; risks related to the effects of the ongoing COVID-19 pandemic on our business, financial condition, results of operations and prospects; changes in timing and demand for the Company’s products among the Company’s customers and various market sectors, particularly as a result of fluctuations in their expenditures or ability to obtain funding; the ability to realize the expected benefits related to the Company’s various cost-saving initiatives; the introduction of competing products by other companies and loss of market share, as well as pressures on prices from competitors and/or customers; changes in the competitive landscape as a result of changes in ownership, mergers and continued consolidation among the Company’s competitors; regulatory, economic and competitive obstacles to new product introductions; lack of acceptance of new products and inability to grow organically through innovation; rapidly changing technology and product obsolescence; risks associated with previous or future acquisitions, strategic investments, joint ventures and divestitures, including risks associated with contingent purchase price payments and expansion of our business into new or developing markets; risks associated with unexpected disruptions in operations; failure to adequately protect the Company’s intellectual property, infringement of intellectual property rights of third parties and inability to obtain licenses on commercially reasonable terms; the Company’s ability to acquire adequate sources of supply and its reliance on outside contractors for certain components and modules, as well as disruptions to its supply chain; risks associated with third-party sales intermediaries and resellers; the impact and costs of changes in statutory or contractual tax rates in jurisdictions in which the Company operates as well as shifts in taxable income among jurisdictions with different effective tax rates, the outcome of ongoing and future tax examinations and changes in legislation affecting the Company’s effective tax rate; the Company’s ability to attract and retain qualified employees and management personnel; risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its third-party partners; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others, and in connection with government contracts; regulatory, environmental, and logistical obstacles affecting the distribution of the Company’s products, completion of purchase order documentation and the ability of customers to obtain letters of credit or other financing alternatives; risks associated with litigation and other legal and regulatory proceedings; and the impact and costs incurred from changes in accounting principles and practices. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2022, as well as in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” of the Company’s quarterly reports on Form 10-Q for the quarterly periods ended April 1, 2023 and July 1, 2023, as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net sales	$711,692	$708,555	$2,136,942	$2,113,446
Costs and operating expenses:
Cost of sales	291,407	307,101	876,863	899,992
Selling and administrative expenses	186,748	164,417	555,657	483,769
Research and development expenses	41,995	43,435	130,559	127,913
Purchased intangibles amortization	12,116	1,592	20,410	4,863
Acquired in-process research and development	—	—	—	9,797
Operating income	179,426	192,010	553,453	587,112
Other income, net	328	895	1,364	2,600
Interest expense, net	(26,559)	(9,524)	(56,174)	(27,362)
Income from operations before income taxes	153,195	183,381	498,643	562,350
Provision for income taxes	18,643	27,383	72,614	81,657
Net income	$134,552	$155,998	$426,029	$480,693
Net income per basic common share	$2.28	$2.61	$7.21	$7.98
Weighted-average number of basic common shares	59,093	59,801	59,061	60,200
Net income per diluted common share	$2.27	$2.60	$7.19	$7.94
Weighted-average number of diluted common shares and equivalents	59,255	60,081	59,262	60,521

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Three Months Ended September 30, 2023 and October 1, 2022

(In thousands)

	Three Months Ended		Percent Change	Impact of Currency	Impact of Acquisitions	Organic Constant Currency Growth Rate (a)
	September 30, 2023	October 1, 2022
NET SALES - OPERATING SEGMENTS

Waters	$629,348	$623,401	1%	0%	5%	(4%)
TA	82,344	85,154	(3%)	1%	0%	(4%)

Total	$711,692	$708,555	0%	0%	4%	(4%)

NET SALES - PRODUCTS & SERVICES

Instruments	$319,431	$336,827	(5%)	1%	7%	(13%)

Service	263,611	243,632	8%	0%	3%	5%
Chemistry	128,650	128,096	0%	(1%)	0%	1%

Total Recurring	392,261	371,728	6%	0%	2%	4%

Total	$711,692	$708,555	0%	0%	4%	(4%)

NET SALES - GEOGRAPHY

Asia	$238,228	$279,934	(15%)	(4%)	1%	(12%)
Americas	275,479	256,409	7%	0%	7%	(0%)
Europe	197,985	172,212	15%	7%	5%	3%

Total	$711,692	$708,555	0%	0%	4%	(4%)

NET SALES - MARKETS

Pharmaceutical	$421,535	$405,959	4%	1%	6%	(2%)
Industrial	209,449	223,968	(6%)	0%	1%	(8%)
Academic & Government	80,708	78,628	3%	0%	5%	(3%)

Total	$711,692	$708,555	0%	0%	4%	(4%)

(a)

The Company believes that referring to comparable organic constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Organic constant currency growth, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period and excluding the impact of acquisitions made within twelve months of the acquisition close date. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Nine Months Ended September 30, 2023 and October 1, 2022

(In thousands)

	Nine Months Ended		Percent Change	Impact of Currency	Impact of Acquisitions	Organic Constant Currency Growth Rate (a)
	September 30, 2023	October 1, 2022
NET SALES - OPERATING SEGMENTS

Waters	$1,884,658	$1,871,709	1%	(2%)	2%	(0%)
TA	252,284	241,737	4%	(1%)	0%	5%

Total	$2,136,942	$2,113,446	1%	(2%)	2%	0%

NET SALES - PRODUCTS & SERVICES

Instruments	$964,380	$999,732	(4%)	(1%)	3%	(6%)

Service	774,478	728,053	6%	(2%)	1%	7%
Chemistry	398,084	385,661	3%	(2%)	0%	5%

Total Recurring	1,172,562	1,113,714	5%	(2%)	1%	6%

Total	$2,136,942	$2,113,446	1%	(2%)	2%	0%

NET SALES - GEOGRAPHY

Asia	$745,932	$812,278	(8%)	(4%)	0%	(4%)
Americas	804,827	762,517	6%	(0%)	4%	2%
Europe	586,183	538,651	9%	1%	3%	5%

Total	$2,136,942	$2,113,446	1%	(2%)	2%	0%

NET SALES - MARKETS

Pharmaceutical	$1,233,177	$1,258,902	(2%)	(2%)	3%	(3%)
Industrial	648,754	641,882	1%	(1%)	1%	2%
Academic & Government	255,011	212,662	20%	(2%)	3%	19%

Total	$2,136,942	$2,113,446	1%	(2%)	2%	0%

(a)

The Company believes that referring to comparable organic constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Organic constant currency growth, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period and excluding the impact of acquisitions made within twelve months of the acquisition close date. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three and Nine Months Ended September 30, 2023 and October 1, 2022

(In thousands, except per share data)

		Acquired				Income from
		IPR&D and				Operations
	Selling &	Research &		Operating	Other	before	Provision for		Diluted
	Administrative	Development	Operating	Income	Income	Income	Income	Net	Earnings
	Expenses (a)	Expenses	Income	Percentage	(Expense)	Taxes	Taxes	Income	per Share
Three Months Ended September 30, 2023
GAAP	$198,864	$41,995	$179,426	25.2%	$328	$153,195	$18,643	$134,552	$2.27
Adjustments:
Purchased intangibles amortization (b)	(12,116)	—	12,116	1.7%	—	12,116	2,901	9,215	0.16
Restructuring costs and certain other items (d)	(24,057)	—	24,057	3.4%	(651)	23,406	5,387	18,019	0.30
Acquisition related costs (e)	(1,263)	—	1,263	0.2%	—	1,263	303	960	0.02
Retention bonus obligation (g)	(5,725)	(1,909)	7,634	1.1%	—	7,634	1,832	5,802	0.10

Adjusted Non-GAAP	$155,703	$40,086	$224,496	31.5%	$(323)	$197,614	$29,066	$168,548	$2.84

Three Months Ended October 1, 2022
GAAP	$166,009	$43,435	$192,010	27.1%	$895	$183,381	$27,383	$155,998	$2.60
Adjustments:
Purchased intangibles amortization (b)	(1,592)	—	1,592	0.2%	—	1,592	366	1,226	0.02
Restructuring costs and certain other items (d)	(2,982)	—	2,982	0.4%	(919)	2,063	452	1,611	0.03

Adjusted Non-GAAP	$161,435	$43,435	$196,584	27.7%	$(24)	$187,036	$28,201	$158,835	$2.64

Nine Months Ended September 30, 2023
GAAP	$576,067	$130,559	$553,453	25.9%	$1,364	$498,643	$72,614	$426,029	$7.19
Adjustments:
Purchased intangibles amortization (b)	(20,410)	—	20,410	1.0%	—	20,410	4,852	15,558	0.26
Restructuring costs and certain other items (d)	(28,881)	—	28,881	1.4%	(651)	28,230	6,860	21,370	0.36
Acquisition related costs (e)	(13,298)	—	13,298	0.6%	—	13,298	3,191	10,107	0.17
Retention bonus obligation (g)	(8,368)	(2,790)	11,158	0.5%	—	11,158	2,678	8,480	0.14

Adjusted Non-GAAP	$505,110	$127,769	$627,200	29.4%	$713	$571,739	$90,195	$481,544	$8.13

Nine Months Ended October 1, 2022
GAAP	$488,632	$137,710	$587,112	27.8%	$2,600	$562,350	$81,657	$480,693	$7.94
Adjustments:
Purchased intangibles amortization (b)	(4,863)	—	4,863	0.2%	—	4,863	1,115	3,748	0.06
Acquired in-process research and development (c)	—	(9,797)	9,797	0.5%	—	9,797	2,351	7,446	0.12
Restructuring costs and certain other items (d)	(7,187)	—	7,187	0.3%	(3,153)	4,034	908	3,126	0.05
Certain income tax items (f)	—	—	—	—	—	—	(994)	994	0.02

Adjusted Non-GAAP	$476,582	$127,913	$608,959	28.8%	$(553)	$581,044	$85,037	$496,007	$8.20

(a)	Selling & administrative expenses include purchased intangibles amortization.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Acquired in-process research and development was excluded as it relates to the cost of a licensing arrangement for charge detection mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.

(d)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(e)

Acquisition related costs include all incremental expenses incurred, such as advisory, legal, accounting, tax, valuation, and other professional fees. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

(f)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

(g)

In connection with the Wyatt acquisition, the Company started to recognize a two-year retention bonus obligation that is contingent upon the employee’s providing future service and continued employment with Waters. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	September 30, 2023	December 31, 2022
Cash, cash equivalents and investments	$337,312	$481,391
Accounts receivable	631,284	722,892
Inventories	544,402	455,710
Property, plant and equipment, net	616,846	582,217
Intangible assets, net	631,209	227,399
Goodwill	1,308,027	430,328
Other assets	428,100	381,516
Total assets	$4,497,180	$3,281,453

Notes payable and debt	$2,505,265	$1,574,878
Other liabilities	1,086,393	1,202,087
Total liabilities	3,591,658	2,776,965

Total stockholders’ equity	905,522	504,488
Total liabilities and stockholders’ equity	$4,497,180	$3,281,453

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Nine Months Ended September 30, 2023 and October 1, 2022

(In thousands and unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Cash flows from operating activities:
Net income	$134,552	$155,998	$426,029	$480,693
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	8,490	10,207	32,224	30,929
Depreciation and amortization	47,807	32,214	117,845	99,105
Change in operating assets and liabilities and other, net	(33,031)	(40,330)	(203,411)	(197,775)

Net cash provided by operating activities	157,818	158,089	372,687	412,952

Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(38,047)	(38,991)	(119,044)	(113,737)
Business acquisitions, net of cash acquired	—	—	(1,285,907)	—
Proceeds from equity investments, net	651	3,257	651	8,903
Payments for intellectual property licenses	—	(2,638)	—	(7,535)
Net change in investments	(5)	(8)	(21)	66,586

Net cash used in investing activities	(37,401)	(38,380)	(1,404,321)	(45,783)

Cash flows from financing activities:
Net change in debt	(125,181)	60,000	929,601	30,000
Proceeds from stock plans	9,464	5,222	18,092	36,136
Purchases of treasury shares	(692)	(155,223)	(70,433)	(477,167)
Other cash flow from financing activities, net	2,884	1,995	8,178	12,844

Net cash (used in) provided by financing activities	(113,525)	(88,006)	885,438	(398,187)

Effect of exchange rate changes on cash and cash equivalents	(171)	(6,963)	2,081	(26,579)

Increase (decrease) in cash and cash equivalents	6,721	24,740	(144,115)	(57,597)

Cash and cash equivalents at beginning of period	329,693	418,897	480,529	501,234

Cash and cash equivalents at end of period	$336,414	$443,637	$336,414	$443,637

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)
Net cash provided by operating activities - GAAP	$157,818	$158,089	$372,687	$412,952

Adjustments:
Additions to property, plant, equipment and software capitalization	(38,047)	(38,991)	(119,044)	(113,737)
Tax reform payments	—	—	72,101	38,454
Litigation settlements paid, net	(375)	—	(1,125)	(584)
Major facility renovations	3,291	6,927	12,151	23,966
Payment of acquired Wyatt liabilities (b)	—	—	25,617	—

Free Cash Flow - Adjusted Non-GAAP	$122,687	$126,025	$362,387	$361,051

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

(b)

In connection with the Wyatt acquisition, the Company assumed certain obligations of Wyatt and paid those obligations immediately upon closing the transaction. The Company believes that the assumed obligations do not represent future ongoing business expenses.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Three Months Ended					Twelve Months Ended
	December 31, 2023					December 31, 2023
	Range					Range
Projected Sales
Organic constant currency sales growth rate (a)	(8.0%	)	-	(5.0%	)	(2.0%	)	-	(1.0%	)
Impact of:
Currency translation	(1.5%	)	-	(1.5%	)	(1.5%	)	-	(1.5%	)
Acquisitions	3.5%		-	3.5%		2.5%		-	2.5%

Sales growth rate as reported	(6.0%	)	-	(3.0%	)	(1.0%	)	-	0.0%

	Range					Range
Projected Earnings Per Diluted Share
GAAP earnings per diluted share	$3.26		-	$3.36		$10.45		-	$10.55
Adjustments:
Purchased intangibles amortization	$0.15		-	$0.15		$0.42		-	$0.42
Restructuring costs and certain other items	$0.01		-	$0.01		$0.37		-	$0.37
Acquisition related costs	$—		-	$—		$0.17		-	$0.17
Retention bonus obligation	$0.10		-	$0.10		$0.24		-	$0.24

Adjusted non-GAAP earnings per diluted share	$3.52		-	$3.62		$11.65		-	$11.75

(a)

Organic constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period and excluding the impact of acquisitions made within twelve months of the acquisition close date. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.